EXHIBIT 10.6.7
                         AMENDMENT AND WAIVER NO. 7

                                     TO

                        LOAN AND SECURITY AGREEMENT



  AMENDMENT AND WAIVER NO. 7, dated as of January 14, 1994, between FISCHER & PORTER COMPANY, a Pennsylvania corporation (the "Borrower"), and BANKAMERICA BUSINESS CREDIT, INC. (f/k/a/ BA Business Credit, Inc.), a Delaware corporation (the "Lender").

  WHEREAS, the Borrower and the Lender are parties to a certain Loan and Security Agreement, dated as of September 14, 1992 (as amended, supplemented or modified from time to time in accordance with its terms, the "Loan Agreement"), pursuant to which the Lender has agreed, subject to the terms and conditions therein set forth, to provide certain financial accommodations to the Borrower;

  WHEREAS, the Borrower desires that the Lender waive compliance with and amend certain provisions of the Loan agreement to increase availability and to allow the Borrower to make certain intercompany loans, and the Lender is willing, subject to the terms and conditions hereinafter set forth, to do so:

  NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower and Lender hereby agree as follows:

  SECTION 1. CAPITALIZED TERMS. Capitalized terms used but not defined herein shall have the meanings given such terms in the Loan Agreement.

  SECTION 2.  AMENDMENTS TO THE LOAN AGREEMENT.

     2.1   The definition of "Adjusted Borrower Tangible Net Worth" contained in
Section 1.1 is amended by adding the following clause at the end thereof:

"but excluding from liabilities those amounts of additional pension liability which have resulted in a non-cash reduction of shareholders' equity under FASB 87."

     2.2 The definition of "Adjusted Consolidated Tangible Net Worth" contained in Section 1.1 is amended by adding the following clause at the end of the first sentence thereof:

  "but excluding from liabilities those amounts of additional pension liability which have resulted in a non-cash reduction of shareholders' equity under FASB 87."

     2.3 The definition of "Availability" contained in Section 1.1 is amended by adding the following sentence at the end thereof:

  "Notwithstanding the foregoing, during the Availability Increase Period
  (and only during such period), (i) clause (a)(ii)(A) of this definition shall not be in effect and in lieu thereof the Receivables Availability Increase Formula shall be in effect, (ii) the number "5,000,000" in clause
  (a)(ii)(B)91) of this definition shall not be in effect and in lieu thereof the number "6,000,000" shall be in effect and (iii) the phase "(fifty percent (50%) with respect to any such Eligible Inventory under this cause (y) which is owned by the Instrument Business Unit)" shall be added to clause
  (a)(ii)(B)(2)(y) of this definition immediately after the defined term "Storeroom Inventory"; provided, that in no event shall the amount of Availability (with Availability determined as if the amount of the Revolving Loans were zero) at any time resulting from the effect of this sentence be in excess of $5,000,000 above the amount of Availability (determined as aforesaid) at such time if this sentence were not then in effect."

     2.4 The definition of "Eligible Accounts" contained in Section 1.1 is amended by adding the following at the end of clause (h) thereof immediately before the semicolon:

  "(except that during the Availability Increase Period and only during this period, this clause (h) shall not be in effect with respect to Accounts of the Instrument Business Unit)"

     2.5   Section 1.1 is amended by adding the following definitions thereto:

     a)    "Availability Increase Period" means the period commencing
January __, 1994 and ending on the earlier to occur of (i) December 31, 1994,
(ii) the Sale of the Borrower, (iii) an Availability Reduction Event, and
(iv) the termination of this Agreement.


     b) "Availability Reduction Event" means such time as either (i) The First Boston Corporation shall no longer be engaged by the Borrower to pursue a Sale of the Borrower and the Borrower shall no longer be diligently and actively pursuing a Sale of the Borrower or (ii) Jay H. Tolson or E. Joseph Hochreiter or any relative or affiliate thereof or any trust established for any such Persons shall sell, assign or transfer any interest (including, without limitation, any beneficial interest) in any shares of capital stock of the Borrower.

     c) "Foreign Account Debtor" means an Account Debtor which: (i) does not maintain its chief executive office in the United States; or (ii) is not organized under the laws of the United states or any state thereof; or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof.

     d) "Receivables Availability Increase Formula" means: (A) the sum of (w) eighty-five percent (85%) of the Net Amount of Eligible Accounts for those Eligible Accounts of the Instrument Business Unit which are not owed by Foreign Account Debtors or which are owed by foreign Account Debtors and secured in full or payable in full by a letter of credit or acceptance on terms acceptable to the Lender, (x) forty percent (40%) of the Net Amount of Eligible Accounts for those Eligible Accounts of the Instrument Business Unit which are owed by Foreign Account Debtors (other than those which are described in clause (w) above), (y) forty percent (40%) of the Net Amount of Eligible Accounts for those Eligible Accounts of the Systems Business Unit and (z) $500,000.

     e) "Sale of the Borrower" means any of (i) any Person or group of Persons acting as a group shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of fifty percent (50%) or more of the capital stock of the Borrower, whether through a stock purchase, merger, consolidation or other transaction, or (ii) all or substantially all of the assets of the Borrower shall have been sold, transferred or conveyed, whether in a single transaction or in a series of related transactions, or (iii) the B consummated a transaction otherwise prohibited under Section 9.5.

     2.6   Section 9.25(b) is amended in its entirety to read as follows:

     "(b) The Borrower will not permit Adjusted Consolidated Tangible Net Worth on any of the dates set forth in the schedule below to be less than the following amounts set forth opposite such dates:

             Date                         Amount

       September 30, 1992              $46,784,000
       December 31, 1992                47,000,000
       March 31, 1993                   47,400,000
       June 30, 1993                    48,200,000
       September 30, 1993               48,400,000
       December 31, 1993                42,000,000
       March 31, 1994                   42,000,000
       June 30, 1994                    42,000,000
       September 30, 1994               42,000,000
       December 31, 1994                42,000,000
       March 1995                       52,400,000
       June 30, 1995 and the            53,300,000
         last day of each calendar
         quarter thereafter

     2.7 Section 9.27 is amended by deleting the phase "(a) $8,000,000, effective from July 1, 1993 through August 30, 1993; (b) $7,000,000 plus the amount of net cash proceeds from the sale of the Quanta technology, during the period from August 31, 1993 through December 31, 1993; and (c) $6,000,000 thereafter," where it appears therein and substituting in its place the phase "$13,000,000 in the aggregate at any time outstanding during the Availability Increase Period and $6,000,000 thereafter". Further, clause (ii) of Section
9.27 shall not be effective during the Availability Increase Period (and only during such period).

    SECTION 3. WAIVER OF COMPLIANCE WITH CERTAIN PROVISIONS OF LOAN AGREEMENT. Subject to the terms and conditions set forth herein, the Lender waives compliance with the terms and provisions of the Loan Agreement solely with respect and to the extent necessary to allow the Borrower or F&P Holding, Inc. to (i) purchase at face value or less from Fischer & Porter GmbH or Fischer & Porter Holding GmbH, $1,100,000 of intercompany accounts receivable owing by Otic Fischer & Porter to Fischer & Porter GmbH, (ii) make up to a total of $1,000,000 in loans to Fischer & Porter GmbH and/or Fischer & Porter Holding GmbH and (iii) use proceeds of Revolving Loans to make the aforesaid purchase and loans. The foregoing waiver under clause (i) above shall be deemed revoked if, (x) within ten Business Days after the aforesaid purchase, the Borrower shall not have received from F&P Holding, Inc. a cash dividend or a loan in the amount of such purchase (such dividend or loan by F&P
Holding, Inc. to have been made from a cash dividend paid to F&P Holding, Inc. by Fischer & Porter Holding GmbH in the same amount), or (y) the Borrower repays, during the Availability Increase Period, any loan it received from F&P Holding, Inc. pursuant to the foregoing clause (x).

  SECTION 4. AMENDMENT AND WAIVER FEE. The Borrower agrees to pay to the Lender an amendment and waiver fee in the amount of $750,000, such fee to be payable on the earlier of (i) the Sale of the borrower, (ii) December 31, 1994 and (iii) the termination of this Agreement. Such fee may be charged to the Borrower's account with the Lender.

  SECTION 5. EFFECTIVENESS. The amendments and waivers made herein shall become effective when the Lender shall have duly executed and delivered this Agreement and counterparts herewith shall have been duly executed and delivered by the Borrower to the Lender.

  SECTION 6. COUNTERPARTS AND GOVERNING LAW. This Agreement may be executed in counterparts, each of which shall be an original, and all of which, taken together, shall constitute a single instrument. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

  SECTION 7. NO DEFAULT OR EVENT OF DEFAULT. The Borrower acknowledges that there exists on the date hereof no Default or Event of Default.

  SECTION 8. REFERENCES TO LOAN AGREEMENT. From and after the effectiveness of this Agreement and the waivers and agreements contemplated hereby, all references in the Loan Agreement to "This Agreement", "hereof", "herein", and similar terms shall mean and refer to the Loan Agreement as certain provisions thereof are waived or supplemented by this Agreement, and all references in other documents to the Loan Agreement shall mean such agreement as certain provisions thereof are waived or supplemented by this Agreement.

  SECTION 9. INVALIDITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation, it shall be deemed modified to conform to the minimum requirements of such law or regulation or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without the remainder thereof or any of the remaining provisions of this Agreement being prohibited or invalid.

  SECTION 10. RATIFICATION AND CONFIRMATION. The Loan Agreement is hereby ratified and confirmed and, except as herein waived or otherwise agreed, remains in full force and effect.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              FISCHER & PORTER COMPANY



                          By:Laurence P. Finnegan, Jr.
                             Laurence P. Finnegan, Jr.
                           Senior Vice President, Chief
                          Financial Officer and Treasurer
                           (Principal Financial Officer)

                              BANKAMERICA BUSINESS CREDIT, INC.



                          By:  /S/ G. Markowsky
                                 G. Markowsky
                                Vice President